UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2025

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 6, 2025, Sanjeev Narula was appointed as the Chief Financial and Business Officer of Phathom Pharmaceuticals, Inc. (the “Company”). Mr. Narula will also serve as principal financial officer of the Company, replacing Robert Breedlove, Vice President, Finance, who will continue to serve as principal accounting officer.

Mr. Narula, age 65, served as Executive Vice President, Chief Financial Officer of Intra-Cellular Therapies, Inc., a publicly-traded biopharmaceutical company, from August 2024 until April 2025 when Intra-Cellular Therapies, Inc. was acquired by Johnson & Johnson. Mr. Narula previously served as Chief Financial Officer of Viatris Inc., a publicly-traded biopharmaceutical company, from November 2020, when Mylan N.V. combined with Pfizer Inc.’s Upjohn business to form Viatris Inc., until March 2024. Prior to that, Mr. Narula served as Chief Financial Officer of Pfizer’s Upjohn division beginning in January 2019, with responsibility for oversight of finance, procurement and business technology for all functions of the business. From January 2014 to January 2019, Mr. Narula served as Chief Financial Officer and Vice President, Finance for Pfizer’s Essential Health Business, with responsibility for business development, financial planning and analysis, and other finance activities. Prior to that Mr. Narula served as Chief Financial Officer and Vice President of Pfizer’s Primary Care Business Unit and prior to that held several leadership positions of increasing responsibilities during his 16 years at Pfizer. Prior to joining Pfizer, Mr. Narula held financial and operational leadership roles at American Express and Xerox India. Mr. Narula received his Bachelor of Commerce (Honors) Degree from Delhi University and his Chartered Accountant degree from The Institute of Chartered Accountants of India.

In connection with his appointment as Chief Financial Officer, Mr. Narula entered into an employment agreement with the Company, setting forth the terms of his employment. Mr. Narula’s initial annual base salary will be $550,000 and he will be eligible for an annual target bonus equal to 50% of his annual base salary. Mr. Narula will be eligible for a prorated annual bonus for 2025.

Regardless of the manner in which Mr. Narula’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation. In addition, Mr. Narula will be entitled to certain severance benefits under his employment letter, subject to his execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with us. Mr. Narula’s employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of the change in control period, Mr. Narula will be entitled to: (1) continuation of his base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to his target bonus for the year during which such termination occurs, prorated for the portion of the year that has elapsed prior to the date of termination, (3) any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, (4) payment of the COBRA premiums for him and his eligible dependents until the earliest of (a) the end of the severance period, (b) expiration of his eligibility for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment, and (5) the accelerated vesting of such portion of his unvested and outstanding time-based equity awards as would have otherwise vested during the 9 months following his termination.

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or within 24 months after a change in control (such period, the “change in control period”), Mr. Narula will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 9 months to 18 months, (2) Mr. Narula will be entitled to a lump sum payment equal to 1.5 times his target bonus for the year during which such termination occurs, (3) Mr. Narula will be entitled to receive any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, and (4) all unvested and outstanding time-based equity awards will become fully vested on the later of the date his release of claims becomes effective or the date of the change in control. All equity awards subject to performance-based vesting conditions will be governed by the terms of the applicable award agreement and equity plan under which such awards were granted.

All of Mr. Narula’s unvested and outstanding time-based equity awards will also become fully vested in the event of his death or his termination due to disability.

To the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Narula than receiving the full amount of such payments.

Also in connection with his commencement of employment, effective October 6, 2025, the Company granted to Mr. Narula stock options to purchase 200,000 shares of the Company’s common stock. The stock options vest over a four year vesting schedule, with 25% of the stock options vesting on the first anniversary of Mr. Narula’s start date and the remaining stock options vesting in equal monthly installments thereafter, subject to Mr. Narula’s continued employment or service through the applicable vesting date. The stock options were granted under the Company’s 2019 Incentive Award Plan, and will have an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Select Market on the date of grant. Also effective October 6, 2025, the Company granted to Mr. Narula 144,000 restricted stock units, which will vest over a period of three years in substantially equal annual installments, subject to Mr. Narula’s employment or service through the applicable vesting date (the “RSUs”). The RSUs were also granted under the Company’s 2019 Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: October 6, 2025	By:	/s/ Anne Marie Cook
Anne Marie Cook
Chief Legal Officer